Calculation of Filing Fee Tables
S-4
Criteo S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Ordinary Shares, nominal value EUR 0.025 per share	Other	52,549,158		$ 1,104,057,809.58		$ 152,470.38
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,104,057,809.58		$ 152,470.38
			Total Fees Previously Paid:						$ 152,470.38
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Such fees were previously paid in connection with the Registration Statement on Form S-4 of Criteo S.A. filed on November 3, 2025 (the "Registration Statement"). (2) The securities registered are ordinary shares, nominal value EUR 0.025 per share, of Criteo S.A. following its conversion (the "Conversion") from a French public limited company ("French Criteo"), without being dissolved, wound up or placed into liquidation, into a public limited liability company (societe anonyme) governed by the laws of the Grand Duchy of Luxembourg ("Lux Criteo"). Pursuant to the Conversion, each ordinary share of French Criteo, including shares represented by American Depositary Shares ("ADSs"), will be converted into one ordinary share of Lux Criteo. (3) Estimated in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the ADSs (each of which represents one ordinary share of French Criteo) on the Nasdaq Global Select Market on October 27, 2025 (such date being within 5 business days prior to the date of filing the Registration Statement and resulting in a higher price than would have resulted by using a date within 5 business days prior to the date of filing Post-Effective Amendment No. 1 to the Registration Statement).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
52,549,158	$ 21.01	$ 1,104,057,809.58			$ 1,104,057,809.58

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A